UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GLADSTONE CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRELIMINARY COPY

GLADSTONE CAPITAL CORPORATION

1521 Westbranch Drive, Suite 200, McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 14, 2013

To the Stockholders of Gladstone Capital Corporation:

Notice Is Hereby Given that the 2013 Annual Meeting of Stockholders of Gladstone Capital Corporation, a Maryland corporation, will be held on Thursday, February 14, 2013, at 11:00 a.m. local time at the Hilton McLean Tysons Corner at 7920 Jones Branch Drive, McLean, Virginia 22102 for the following purposes:

(1) To elect four directors as outlined below:

(a)	Three directors, Messrs. David Gladstone, Paul Adelgren and John Outland, to be elected by the holders of common stock and preferred stock, voting together as a single class, with such directors to serve until the annual meeting of stockholders in 2016 or until their successors are elected and qualified; and

(b)	One director, Terry Earhart, to be elected by the holders of preferred stock, voting as a single class, with such director to serve until the annual meeting of stockholders in 2016, or until his successor is elected and qualified.

(2) To approve a proposal to authorize us, with the approval of our Board of Directors, to issue and sell shares of our common stock (during the next 12 months) at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale).

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors has fixed the close of business on Monday, December 10, 2012, as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on Thursday, February 14, 2013 at 11:00 a.m. local time at the

Hilton McLean Tysons Corner at 7920 Jones Branch Drive, McLean, Virginia 22102

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors

Michael LiCalsi Secretary

McLean, Virginia

December 14, 2012

ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET, OR VOTE BY PROXY OVER THE TELEPHONE, AS INSTRUCTED IN THESE MATERIALS. SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS PROMPTLY WILL ASSIST US IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION, BUT IT WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BANK, BROKER, TRUSTEE OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING).

PRELIMINARY COPY

GLADSTONE CAPITAL CORPORATION

1521 Westbranch Drive, Suite 200, McLean, Virginia 22102

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 14, 2013

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this Proxy Statement and the enclosed proxy card because the board of directors (the “Board”) of Gladstone Capital Corporation (“we,” “us,” or the “Company”) is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders (the “meeting” or “annual meeting”), including adjournments or postponements thereof, if any. You are invited to attend the annual meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to vote by proxy over the telephone or through the Internet.

We intend to mail these materials on or about December 14, 2012, to all stockholders of record entitled to vote at the annual meeting.

How can I attend the annual meeting?

The meeting will be held on Thursday, February 14, 2013, at 11:00 a.m. Eastern Standard Time (“Eastern Time”) at the Hilton McLean Tysons Corner at 7920 Jones Branch Drive, McLean, Virginia 22102. Directions to the annual meeting may be found at www.gladstonecapital.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only our stockholders of record at the close of business on December 10, 2012, will be entitled to vote at the annual meeting. On this record date, there were [            ] shares of common stock outstanding and entitled to vote and [            ] shares of preferred stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on December 10, 2012, your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 10, 2012, your shares were held, not in your name, but in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

1.	Election of four directors to serve until the 2016 Annual Meeting of Stockholders, as follows:

a.	Three directors, David Gladstone, Paul Adelgren and John Outland, to be elected by the holders of common stock and preferred stock, voting together as a single class, with such directors to serve until the annual meeting of stockholders in 2016, or until their successors are elected and qualified; and

b.	One director, Terry Earhart, to be elected by the holders of preferred stock, voting as a single class, with such director to serve until the annual meeting of stockholders in 2016, or until his successor is elected and qualified; and

2.	Approval of a proposal to authorize us, with the approval of our Board, to issue and sell shares of our common stock (during the next 12 months) at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale).

We will hold a conference call to discuss the matters scheduled for a vote at this year’s annual meeting on January 9, 2013, at 9:00 a.m. Eastern Time. Stockholders will have an opportunity to ask questions regarding the proposals during the conference call. In the U.S. you may call (800) 860-2442 and from Canada you may call (866) 605-3852 (other international callers must dial (412) 858-4600) to enter the conference call. An operator will monitor the call and set a queue for the questions. The conference call replay will be available two hours after the call and will be available through the date of the annual meeting, Thursday, February 14, 2013. To hear the replay, please dial (877) 344-7529 (international callers must dial (412) 317-0088) and use conference number 10018530. The call will also be available via webcast at www.gladstonecapital.com. The webcast replay will also be available through the date of the annual meeting. In the event of any changes in the scheduled date and time of the call, we will issue a press release, which will be available on our website at www.gladstonecapital.com.

Why should I vote my shares?

Under applicable law, we must conduct an annual meeting to allow our stockholders to vote for directors and other matters properly before the meeting. Certain matters listed in this Proxy Statement require a minimum threshold of votes to pass. The number of votes needed to pass each item in this proxy is described below under the question “How many votes are needed to approve each proposal?” When stockholders do not vote their shares on items material to conducting our business, we must spend additional money to contact stockholders seeking their vote. This is very expensive and uses funds that could better benefit our stockholders in other ways. It is important that every stockholder votes so that these expenses are minimized.

How do I vote?

For each nominee to our Board and for Proposal 2, you may vote “FOR” or “AGAINST” or abstain from voting. Please note that only preferred stockholders may vote in the election of director nominee Terry Earhart. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, or vote by proxy over the telephone or through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person, even if you have already voted by proxy.

•	To vote in person, we will give you a ballot when you arrive at the annual meeting.

•

To vote using the enclosed proxy card, simply complete, sign, date, and return it promptly in the envelope provided. To be counted, we must receive your signed proxy card by 11:59 p.m. Eastern Time on February 13, 2013, the day prior to the annual meeting.

•

To vote by proxy over the telephone, dial toll-free, 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on February 13, 2013, the day prior to the annual meeting.

•

To vote by proxy through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on February 13, 2013, the day prior to the annual meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by proxy over the telephone or through the Internet, as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On all matters other than proposal 1(b), you have one vote for each share of common stock you owned as of the close of business on December 10, 2012. On each matter to be voted upon, you have one vote for each share of preferred stock you owned as of the close of business on December 10, 2012.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card, or otherwise vote by proxy without making any voting selections, your shares will be voted “FOR” the election of all four nominees for director and “FOR” Proposal 2. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Gladstone Capital Corporation will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common or preferred stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common or preferred stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, electronic mail or personal solicitation by directors, officers or other regular employees of Gladstone Management Corporation, our investment adviser (the “Adviser”), or Gladstone Administration, LLC (the “Administrator”). No additional compensation will be paid to directors, officers or other regular employees for such services. We have engaged Georgeson, Inc. (“Georgeson”) to solicit proxies for the annual meeting. Georgeson will be paid a fee of approximately $5,500 plus out-of-pocket expenses for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials, brokers, banks and institutional holders, and delivery of executed proxies. Out-of pocket expenses in connection with the 2012 annual meeting of stockholders were approximately $0.14 million. The term of the agreement with Georgeson will last for the period of the solicitation, and the agreement provides that we will indemnify and hold harmless Georgeson against any third party claims, except in the case of Georgeson’s gross negligence or intentional misconduct.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts at your bank or broker. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you wish to revoke your proxy after 11:59 p.m. Eastern Time on February 13, 2013, you may only do so at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date specified thereon.

•	You may grant a subsequent proxy by telephone or through the Internet on a later date.

•	You may send a timely written notice that you are revoking your proxy to Gladstone Capital Corporation’s secretary at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

We will consider for inclusion in our proxy materials for the 2014 Annual Meeting of Stockholders proposals that we receive not later than August 16, 2013 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and our bylaws, as amended (“Bylaws”). Stockholders must submit their proposals to our corporate secretary at 1521 Westbranch Drive, Suite 200, McLean, Virginia, 22102.

In addition, any stockholder who wishes to propose a nominee to our Board or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the 1934 Act) must comply with the advance notice provisions and other requirements of Article II, Section 4(b) of our Bylaws, a copy of which is on file with the Securities and Exchange Commission (“SEC”) and may be obtained from our secretary upon request. These notice provisions require that nominations of persons for election to our Board and proposals of business to be considered by the stockholders for the 2014 Annual Meeting of Stockholders must be made in writing and submitted to our corporate secretary at the address above no earlier than November 16, 2013 (90 days before the first anniversary of our 2013 Annual Meeting of Stockholders) and not later than December 16, 2013 (60 days before the first anniversary of the 2013 Annual Meeting of Stockholders). You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election for the annual meeting who will separately count “FOR,” and “AGAINST” votes in addition to abstentions. The effects of abstentions on each proposal are described below under the question “How many votes are needed to approve each proposal?” We expect that our chief financial officer and treasurer, David Watson, will be appointed as the inspector of election.

What are “broker non-votes?”

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules of the New York Stock Exchange (“NYSE”), Proposal 1 (election of directors) and Proposal 2 (approval of proposal authorizing us to issue and sell shares below net asset value) are non-routine proposals. Therefore, your broker, bank or other agent is not entitled to vote your shares without your instructions for any proposal in this Proxy Statement.

How many votes are needed to approve each proposal?

Vote Required

Proposal 1—Election of Directors. David Gladstone, Paul Adelgren and John Outland each must be elected by a majority of votes cast at the annual meeting by holders of our outstanding common stock and preferred stock, voting together as a single class. Terry Earhart must be elected by a majority of votes cast at the annual meeting solely by holders of our preferred stock, voting as a single class. Stockholders may not cumulate their votes. If you vote “ABSTAIN” with respect to a nominee, your shares will not be voted with respect to such nominee and will have no effect on the outcome of such proposal.

Proposal 2—Authorization, with the approval of our Board of Directors, to issue and sell shares of our common stock (during the next 12 months) at a price below its then current net asset value per share subject to certain limitations set forth herein (including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale). The affirmative vote of each of the following is required to approve this proposal: (1) a majority of the outstanding common and preferred stock, voting together as a single class (“outstanding voting securities”); and (2) a majority of our outstanding voting securities that are not held by affiliated persons of the Company. For purposes of this proposal, the Investment Company Act of 1940 (the “1940 Act”) defines a majority of the outstanding voting securities as the vote of the lesser of: (1) 67% or more of the voting securities of the Company present at the annual meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company. Each abstention will have the same effect as an “AGAINST” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of our total number of outstanding shares of common and preferred stock are represented by stockholders present at the meeting or by proxy. On the record date there were [            ] shares of common stock and [            ] shares of preferred stock outstanding and entitled to vote. Thus, [            ] shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the stockholders present and entitled to vote at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The letter to stockholders, Proxy Statement, Form 10-K and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists of approximately one-third of the total number of directors with two classes of three directors and one class of four directors. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including any vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

Holders of preferred stock are entitled, as a class, to the exclusion of the holders of all other classes of stock, to elect two directors (regardless of the total number of directors serving on our Board). One of these directors is a nominee to be considered at the meeting to serve until the annual meeting of stockholders in 2016, or until his successor is elected and qualified.

Our Board increased the size of the class of directors whose term of office expires in 2013 from three to four in October 2012. As a result, our Board presently has ten members. Each nominee listed below, with the exception of Terry Earhart, is currently a director of ours who was previously elected by our common stockholders. Terry Earhart was appointed by our Board in October 2012 to fill the vacancy created when the Board increased the number of directors from nine to ten. If elected at the annual meeting, each nominee would serve until the 2016 annual meeting and until his successor is elected and has qualified, or, if sooner, until his death, resignation or removal.

Proposal 1(a)

The Company’s Ethics, Nominating & Corporate Governance Committee (the “Ethics Committee”) nominated three incumbent directors—Messrs. David Gladstone, Paul Adelgren and John Outland—for election by the common and preferred stockholders, voting together as a single class, for terms expiring in 2016. Mr. Gladstone was selected to serve as a director on our Board, and to be nominated to serve another directorship term, due to the fact that he is our founder and has greater than thirty years of experience in the industry, including his service as our chairman and chief executive officer since our inception. Mr. Adelgren was selected to serve as a director on our Board, and to be nominated to serve another directorship term as an independent director on our Board, due to his strength and experience in ethics, which also led to his appointment to the chairmanship of our Ethics Committee. Mr. Outland was selected to serve as a director on our Board, and to be nominated to serve another directorship term as an independent director on our Board, due to his more than twenty years of experience in the real estate and mortgage industry as well as his past service on our Board since 2003.

Proposal 1(b)

Pursuant to the terms of the preferred stock issued by the Company in November 2011, the preferred stockholders are entitled to elect two of our directors. The Ethics Committee nominated incumbent director Terry Earhart for election by the preferred stockholders for a term expiring in 2016. Mr. Earhart was selected to serve as an independent director on our Board, and to be nominated to serve another directorship term, due to his more than thirty years of experience and knowledge in the field of enterprise management.

Directors are elected by a majority of the votes cast at the annual meeting. Shares represented by executed proxies will be voted for the election of the nominees named below unless a contrary direction is indicated on the proxy. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominees as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Incumbent Directors Serving Until the 2014 or 2015 Annual Meeting

Ms. English was selected to serve as an independent director on our Board, due to her greater than twenty years of senior management experience at various corporations and non-profit organizations as well as her past service on our Board since 2002. Mr. Parker was selected to serve as an independent director on our Board due to his expertise and wealth of experience in the field of corporate taxation as well as his past service on our Board since our inception. Mr. Parker’s knowledge of corporate tax was instrumental in his appointment to the chairmanship of our Audit Committee. Mr. Stelljes was selected to serve as a director on our Board due to his more than twenty years of experience in the investment analysis, management, and advisory industries, as well as his past service on our Board since 2003. Mr. Brubaker was selected to serve as a director on our Board due to his more than thirty years of experience in various mid-level and senior management positions at several corporations, as well as his past service on our Board since our inception. Mr. Dullum was selected to serve as a director on our Board due to his more than thirty years of experience in various areas of the investment industry, as well as his past service on our Board since our inception. Mr. Reilly was selected to serve as a director on our Board due to his more than forty years of experience in various areas of the investment and mortgage industries.

We encourage directors and nominees for director to attend the annual meeting. Three of our directors attended the 2012 Annual Meeting of Stockholders.

Set forth below is biographical information for each person nominated, each person whose term of office as a director will continue after the annual meeting, and each executive officer or other listed officer of the Company who is not a director.

Nominees for a Three-Year Term to Expire at the 2016 Annual Meeting of Stockholders

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Public Company Directorships Held by Director During the Past Five Years
Disinterested Directors
Paul W. Adelgren (69) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2013 annual meeting. Director since January 2003.	Pastor of Missionary Alliance Church since 1997.	Gladstone Commercial Corporation; Gladstone Investment Corporation

John H. Outland (67) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2013 annual meeting. Director since December 2003.	Private investor since June 2006.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Terry Earhart (70)* Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2013 annual meeting. Director since October 2012.	Executive Vice President and a member of the board of directors of Strategic Global Services Network, a non-governmental organization, since 2005. From 1989 to 2011, professor of business information systems and management, Chair of the Faculty and Chair the Management and Business Department at Messiah College.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Public Company Directorships Held by Director During the Past Five Years
Interested Director
David Gladstone (70)** Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia	Chairman of the Board and Chief Executive Officer	Term expires at 2013 annual meeting. Director since our inception in 2001.	Founder, Chief Executive Officer and Chairman of the Board since our inception in 2001, of Gladstone Investment Corporation since its inception in 2005, and of Gladstone Commercial Corporation since its inception in 2003. Founder, Chief Executive Officer and Chairman of the Board of our Adviser.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Directors Continuing in Office Until the 2014 Annual Meeting of Stockholders

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director During the Past Five Years
Disinterested Directors
Michela A. English (62) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2014 annual meeting. Director since 2002.	President and Chief Executive Officer of Fight for Children, a non-profit charitable organization focused on providing high-quality education and health care services to underserved youth in Washington, D.C., since June 2006.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Anthony W. Parker (67) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2014 annual meeting. Director since our inception in 2001.	Founder and Chairman of the Board of Parker Tide Corp. (formerly known as Snell Professional Corp. and Medical Funding Corporation) since 1997.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director During the Past Five Years
Interested Director
George Stelljes III (50)** Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director, President, and Chief Investment Officer	Term expires at 2014 annual meeting. Director since 2003.	President since April 2004. Chief Investment Officer since September 2002. Executive Vice President from September 2002 to April 2004. Vice Chairman of Gladstone Investment Corporation since April 2008; Chief Investment Officer of Gladstone Investment Corporation since its inception in 2005. President of Gladstone Investment Corporation from its inception in 2005 through April 2008. President of Gladstone Commercial Corporation from July 2007 to June 2012 and Co-Vice Chairman since June 2012. Chief Investment Officer of Gladstone Commercial Corporation since inception in 2003. President of our Adviser since February 2006. Chief Investment Officer and a director of our Adviser since May 2003. Director of Intrepid Capital Management, Inc. since 2003, and general partner and investment committee member of Patriot Capital and Patriot Capital II private equity funds since 2002.	Gladstone Investment Corporation; Gladstone Commercial Corporation; Intrepid Capital Corporation

Directors Continuing in Office Until the 2015 Annual Meeting of Stockholders

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Public Company Directorships Held by Director During the Past Five Years
Disinterested Directors
John Reilly (70) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director	Term expires at 2015 annual meeting. Director since January 2011.	President of Reilly Investment Corporation since 1987. From 2009 to present, board member of Beekman Helix India, a real estate focused merchant bank. From 2006 to present co-chairman for Community Preservation and Development Corporation. From 2005 to April 2012 board member of Victory Housing.	Gladstone Commercial Corporation; Gladstone Investment Corporation

Interested Directors
Terry Lee Brubaker (68)** Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Vice Chairman, Chief Operating Officer and Director	Term expires at 2015 annual meeting. Director since 2003.	Vice Chairman since 2004. Our Chief Operating Officer since our inception in 2001 and of Gladstone Investment Corporation and Gladstone Commercial Corporation since 2005 and 2003, respectively, and Secretary of the same until October 2012. Vice Chairman of Gladstone Investment Corporation and Gladstone Commercial Corporation since 2005 and July 2007, respectively. Vice Chairman, Chief Operating Officer and a director of our Adviser since 2006 and Secretary of our Adviser from 2006 until February 2011.	Gladstone Investment Corporation; Gladstone Commercial Corporation;

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Public Company Directorships Held by Director During the Past Five Years
David A.R. Dullum (64)** Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Director and Executive Vice President	Term expires at 2015 annual meeting. Director since our inception in 2001. Executive Vice President since 2012.	Senior Managing Director of our Adviser since February 2008. President of Gladstone Investment Corporation since 2008. Executive Vice President of Gladstone Commercial since October 2010. Partner of New England Partners, a venture capital firm, from 1995 to 2009. President and a Director of Harbor Acquisition Corporation from May 2005 until May 2008.	Gladstone Commercial Corporation; Gladstone Investment Corporation; Harbor Acquisition Corp.

Executive Officers and Certain Other Officers Who Are Not Directors

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years
Michael LiCalsi (42) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Internal Counsel and Secretary	Internal Counsel since October 2009 and Secretary since October 2012.	Internal Counsel for all of the Gladstone affiliated companies since October 2009. Secretary since October 2012. Managing Principal of Gladstone Securities, LLC since October 2010. Associate attorney at Baker Botts LLP from March 2006 through August 2009.

David Watson (37) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Chief Financial Officer and Treasurer	Chief Financial Officer since January 2011; Treasurer since January 2012.	Chief Financial Officer since January 2011 and Chief Financial Officer of Gladstone Investment Corporation since January 2010. Treasurer and the Treasurer of Gladstone Investment Corporation since January 2012. Director of Portfolio Accounting of MCG Capital from July 2007 until January 2010.

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years
Melissa Morrison (39) Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Chief Accounting Officer	Chief Accounting Officer since October 2011.	Chief Accounting Officer since October 2011. Controller for Tandberg (now known as Cisco Systems) from September 2007 through September 2011.

*	The election of director nominee Terry Earhart shall be voted upon solely by our preferred stockholders.
**	Messrs. Gladstone, Brubaker, Stelljes and Dullum are interested persons of Gladstone Capital Corporation, within the meaning of the 1940 Act, due to their positions as our officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

EACH NAMED NOMINEE FOR DIRECTOR.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, our Board annually determines each director’s independence. The NASDAQ listing standards provide that a director of a business development company is considered to be independent if he or she is not an “interested person” of ours, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with us.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Adelgren, Outland, Parker, Reilly, Earhart and Ms. English. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Gladstone, the chairman of our Board and our chief executive officer, Mr. Brubaker, our vice chairman, chief operating officer and secretary, Mr. Stelljes, our president and chief investment officer, and Mr. Dullum, our executive vice president and a senior managing director of our Adviser, are not independent directors by virtue of their positions as officers of the Company or our Adviser or their employment by our Adviser.

Meetings of the Board of Directors

Our Board met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member.

As required under applicable NASDAQ listing standards, which require regularly scheduled meetings of independent directors, our independent directors met four times during fiscal year 2012 in regularly scheduled executive sessions, at which only independent directors were present.

Corporate Leadership Structure

Since our inception, Mr. Gladstone has served as chairman of our Board and our chief executive officer. Our Board believes that our chief executive officer is best situated to serve as chairman because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. In addition, Mr. Adelgren, one of our independent directors, serves as the Lead Director for all meetings of our independent directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of our Board, consulting with the chairman and chief executive officer on Board and committee meeting agendas, acting as a liaison between management and the independent directors and facilitating teamwork and communication between the independent directors and management.

Our Board believes the combined role of chairman and chief executive officer, together with an independent Lead Director, is in the best interest of stockholders because it provides the appropriate balance between strategic development and independent oversight of risk management. In coming to this conclusion, the Board considered the importance of having an interested chairperson that is familiar with our day-to-day management activities, our portfolio companies and the operations of our Adviser. The Board concluded that the combined role enhances, among other things, the Board’s understanding of our investment portfolio, business, finances and risk management efforts. In addition, the Board believes that Mr. Gladstone’s employment by the Adviser better allows for the efficient mobilization of the Adviser’s resources at the Board’s behest and on its behalf.

Information Regarding Committees of the Board of Directors

Our Board has four committees: an Audit Committee, a Compensation Committee, an Executive Committee and an Ethics Committee. The following table shows the current composition of each of the committees of our Board:

Name	Audit	Compensation	Executive	Ethics, Nominating and Corporate Governance
Paul W. Adelgren**		X		*X
Terry Lee Brubaker			X
Michela A. English	X
David Gladstone			*X
John H. Outland		*X		X
Anthony W. Parker	*X		X
John Reilly	X
Terry Earhart		X		X

*	Committee Chairperson
**	Lead Independent Director

Below is a description of each committee of our Board. All committees other than the Executive Committee have the authority to engage legal counsel or other experts or consultants, as they deem appropriate to carry out their responsibilities. Our Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us (other than with respect to the Executive Committee, for which there are no applicable independence requirements).

Audit Committee

The Audit Committee of our Board oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” During fiscal 2012, the Audit Committee was comprised of Messrs. Parker (Chairperson), Reilly, Mead and Ms. English. Gerard Mead’s term of office expired at our February 2012 annual meeting of stockholders and his committee assignment was not reassigned to another member of our Board. Messrs. Adelgren and Outland currently serve as alternate members of the Audit Committee. Alternate members of the Audit Committee serve and participate in meetings of the Audit Committee only in the event of an absence of a regular member of the Audit Committee. The Audit Committee met eight times during the last fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.gladstonecapital.com.

Our Board reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that all members and alternate members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). No members of the Audit Committee received any compensation from us during the last fiscal year other than directors’ fees. Our Board has also determined that each member (including alternate members) of the Audit Committee qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of the members’ level of knowledge and experience based on a number of factors, including formal education and experience. Our Board has also unanimously determined that all Audit Committee members and alternate members are financially literate under current NASDAQ rules and that at least one member has financial management expertise. Messrs. Reilly and Parker and Ms. English also serve on the audit committees of Gladstone Commercial Corporation and Gladstone Investment Corporation. Our Audit Committee’s current alternate members, Messrs. Adelgren and Outland, also serve as alternate members on the audit committees of Gladstone Commercial Corporation and Gladstone Investment Corporation. Our Board has determined that this simultaneous service does not impair the respective directors’ ability to effectively serve on our Audit Committee.

Report of the Audit Committee of the Board of Directors(1)

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2012.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of the independent registered public accounting firm’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission. The Audit Committee further reviewed with the independent registered public accounting firm their opinion on the effectiveness of the internal control over financial reporting of the Company. The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also has discussed with PricewaterhouseCoopers LLP matters relating to the independent registered public accounting firm’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence (Communications with Audit Committees). The Audit Committee discussed and reviewed with PricewaterhouseCoopers LLP the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PricewaterhouseCoopers LLP’s audits and all fees paid to PricewaterhouseCoopers LLP during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by PricewaterhouseCoopers LLP for the Company. The Audit Committee has reviewed and considered the compatibility of PricewaterhouseCoopers LLP’s performance of non-audit services with the maintenance of PricewaterhouseCoopers’ independence as the Company’s independent registered public accounting firm.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “1933 Act”) or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Securities and Exchange Commission. In addition, the Audit Committee has engaged PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013.

Submitted by the Audit Committee

Anthony W. Parker, Chairperson

Michela A. English

John Reilly

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available to stockholders on our website at www.gladstonecapital.com. The Compensation Committee conducts periodic reviews of our investment advisory and management agreement with our Adviser (the “Advisory Agreement”) and our administration agreement with our Administrator (the “Administration Agreement”) to evaluate whether the fees paid to our Adviser and our Administrator under the agreements are in the best interests of us and our stockholders. The committee considers in such periodic reviews, among other things, whether the salaries and bonuses paid to our executive officers by our Adviser and our Administrator are consistent with our compensation philosophies, whether the performance of our Adviser and our Administrator are reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory and Administration Agreements are being satisfactorily performed. The Compensation Committee also reviews with management our Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings. During the last fiscal year, the Compensation Committee was comprised of Messrs. Outland (Chairperson), Mead and Adelgren. Mr. Mead’s term of office expired at our February 2012 annual meeting of stockholders and his committee assignment was not reassigned to another member of our Board. Mr. Messrs. Parker and Reilly and Ms. English currently serve as alternate members of the Compensation Committee. Alternate members of the Compensation Committee serve and participate in meetings of the Compensation Committee only in the event of an absence of a regular member of the Compensation Committee. The Compensation Committee met four times during the last fiscal year. Mr. Earhart was appointed to the Compensation Committee in October 2012.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, the Compensation Committee consisted of Messrs. Adelgren, Mead and Outland and Mr. Parker and Ms. English served as alternate members of the Compensation Committee. Mr. Mead’s term of office expired at our February 2011 annual meeting of stockholders and his committee assignment was not reassigned to another member of our Board. None of Messrs. Outland, Mead, Adelgren, Parker or Ms. English is or has been one of our executive officers. Further, none of our executive officers has ever served as a member of the compensation committee or as a director of another entity any of whose executive officers served on our Compensation Committee.

Report of the Compensation Committee of the Board of Directors(2)

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

Submitted by the Compensation Committee

John H. Outland, Chairperson

Paul Adelgren

Terry Earhart

Ethics, Nominating and Corporate Governance Committee

The Ethics Committee is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by our Board), reviewing and evaluating incumbent directors, recommending to our Board for selection candidates for election to our Board, making recommendations to our Board regarding the membership of the committees of our Board, assessing the performance of our Board, and developing our corporate governance principles. Our Ethics Committee charter can be found on our website at www.gladstonecapital.com. During fiscal 2012, membership of the Ethics Committee was comprised of Messrs. Adelgren (Chairperson) and Outland. Messrs. Parker and Reilly and Ms. English continued to serve as alternate members of the committee during fiscal year 2012. Alternate members of the Ethics Committee serve and participate in meetings of the committee only in the event of an absence of a regular member of the committee. Each member of the Ethics, Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Ethics Committee met four times during the last fiscal year. Mr. Earhart was appointed to the Ethics Committee in October 2012.

Information Regarding the Process for Nominating Director Candidates

The Ethics Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Ethics Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Ethics Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the

(2)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or the 1934 Act, other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

current composition of our Board, our operating requirements and the long-term interests of our stockholders.

Though we have no formal policy addressing diversity, the Ethics Committee and Board believe that diversity is an important attribute of directors and that our Board should be the culmination of an array of backgrounds and experiences and be capable of articulating a variety of viewpoints. Accordingly, the Ethics Committee considers in its review of director nominees factors such as values, disciplines, ethics, age, gender, race, culture, expertise, background and skills, all in the context of an assessment of the perceived needs of us and our Board at that point in time in order to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Ethics Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Ethics Committee also determines whether such new nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Ethics Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Ethics Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Ethics Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote. To date, the Ethics Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Stockholder Recommendation of Director Candidates to the Ethics, Nominating and Corporate Governance Committee

The Ethics Committee will consider director candidates recommended by stockholders. The Ethics Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Ethics Committee to become nominees for election to the Board may do so by delivering a written recommendation to our secretary at the address set forth on the cover page of this Proxy Statement. Recommendations for individuals to be considered for nomination at the 2014 Annual Meeting must be received by December 16, 2013. Recommendations received after December 16, 2013 will be considered for nomination at the 2015 Annual Meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Ethics Committee has not received or rejected a timely director nominee proposal from a stockholder or stockholders holding more than 5% of our voting stock.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which our stockholders may communicate with the Board or any of our directors. Persons interested in communicating their concerns or issues may address correspondence to the Board, to a particular director, or to the independent directors generally, in care of Gladstone Capital Corporation, Attention: Investor Relations, at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102. This information is also contained on our website at www.gladstonecapital.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our officers and directors and to the employees of our Adviser and our Administrator. The Ethics Committee reviews, approves and recommends to our Board any changes to the Code. It also reviews any violations of the Code and makes recommendations to the Board on those violations. The Code is available on our website at www.gladstonecapital.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

The Executive Committee

The Executive Committee, which is comprised of Messrs. Gladstone (Chairman), Brubaker and Parker, has the authority to exercise all powers of our Board except for actions that must be taken by a majority of independent directors or the full Board under applicable rules and regulations. The Executive Committee did not meet during the last fiscal year.

Oversight of Risk Management

Since September 2007, Jack Dellafiora has served as our Chief Compliance Officer and, in that position, Mr. Dellafiora directly oversees our enterprise risk management function and reports to our chief executive officer, the Audit Committee and our Board. In fulfilling his risk management responsibilities, Mr. Dellafiora works closely with our internal counsel and other members of senior management including, among others, our chief executive officer, chief financial officer and treasurer, chief investment officer and chief operating officer.

Our Board, in its entirety, plays an active role in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Each committee of our Board plays a distinct role with respect to overseeing management of our risks:

•

Audit Committee: Our Audit Committee oversees the management of enterprise risks. To this end, our Audit Committee meets at least annually (i) to discuss our risk management guidelines, policies and exposures and (ii) with our independent registered public accounting firm to review our internal control environment and other risk exposures.

•

Compensation Committee: Our Compensation Committee oversees the management of risks relating to the fees paid to our Adviser and Administrator under the Advisory Agreement and the Administration Agreement, respectively. In fulfillment of this duty, the Compensation Committee meets at least annually to review these agreements. In addition, the Compensation Committee reviews the performance of our Adviser to determine whether the compensation paid to our executive officers was reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory Agreement were being satisfactorily performed.

•	Ethics, Nominating and Corporate Governance Committee: Our Ethics Committee manages risks associated with the independence of our Board and potential conflicts of interest.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the committees each report to our Board on a regular basis to apprise our Board regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.

PROPOSAL 2

TO AUTHORIZE US, WITH THE APPROVAL OF OUR BOARD OF DIRECTORS, TO ISSUE AND SELL SHARES OF OUR COMMON STOCK (DURING THE NEXT 12 MONTHS) AT A PRICE BELOW ITS THEN CURRENT NET ASSET VALUE PER SHARE SUBJECT TO CERTAIN LIMITATIONS SET FORTH HEREIN (INCLUDING, WITHOUT LIMITATION, THAT THE NUMBER OF SHARES ISSUED AND SOLD PURSUANT TO SUCH AUTHORITY DOES NOT EXCEED 25% OF OUR THEN OUTSTANDING COMMON STOCK IMMEDIATELY PRIOR TO EACH SUCH SALE)

Stockholder Authorization

The 1940 Act generally prohibits us, as a business development company (“BDC”) from issuing and selling shares of our common stock at a price below the then current net asset value (“NAV”) per share, with certain exceptions. One such exception would permit us to issue and sell shares of our common stock at a price below net asset value per share at the time of sale if our stockholders approve a sale below NAV per share within the one year period immediately prior to any such sale, provided that our Board makes certain determinations prior to any such sale.

Accordingly, we are seeking the approval of our stockholders so that we may, in one or more public or private offerings, issue and sell shares of our common stock at a price below our then current NAV per share. It should be noted that the maximum number of shares that we could issue and sell at a per share price below NAV per share pursuant to this authority would be limited to 25% of our then outstanding common stock immediately prior to each such sale. If approved, the authorization would be effective for a period expiring on the first anniversary of the date of the stockholders’ approval of this proposal and would permit us to engage in such transactions at various times within that period, subject to further approval from our Board.

Generally, common stock offerings are priced based on the market prices of the outstanding shares of common stock. Because over the last two years our common stock has consistently, and at times significantly, traded at a market price below net asset value per share, stockholder approval would permit us to issue and sell shares of our common stock in accordance with pricing standards that market conditions generally require, and would also assure stockholders that the number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale. If stockholders approve this proposal, we should have greater flexibility in taking advantage of changing market and financial conditions in connection with an equity offering. As of the date of this Proxy Statement, our Board has approved an offering of this type in principle, but has not approved the terms of a specific offering, nor does it have any immediate plans to do so.

Reasons to Issue and Sell Common Stock Below NAV

We believe that market conditions will continue to provide opportunities to invest new capital at potentially attractive returns. Although we are seeing increased stability over recent months, for the past several years, U.S. credit markets, including many lending institutions, have experienced significant difficulties resulting from the recent U.S. recession that began in late 2007 and current difficult economic conditions. This has contributed to significant stock price volatility for capital providers such as our company and has made access to capital more challenging for many smaller businesses. However, these changes in the credit market conditions also have beneficial effects for capital providers like us because small business are selling for lower prices, are generally willing to pay higher interest rates and to accept more contractual terms that are more favorable to us in their investment agreements. Accordingly, for firms that continue to have access to capital, we believe that the current environment should provide investment opportunities on more favorable terms than have been available in recent periods. Our ability to take advantage of these opportunities is dependent upon our access to equity capital.

As a BDC and a regulated investment company (“RIC”) for tax purposes, we are dependent on our ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents us from using those earnings to support new investments. Further, BDCs must maintain an asset coverage ratio (as defined in Section 18(h) of the 1940 Act) of at least 200% on senior securities representing indebtedness and senior securities that are stock. We maintain sources of liquidity through a portfolio of liquid assets and other means but generally attempt to remain close to fully invested and do not hold substantial cash for the purpose of making new investments. Therefore, to continue to build our investment portfolio, and thereby have the ability to support the maintenance of our dividends, we endeavor to maintain consistent access to capital through the public and private equity markets enabling us to take advantage of investment opportunities as they arise.

Since our initial public offering in 2001, our common stock has traded both at a premium and at a discount in relation to its NAV. The following table lists, for each quarter of the last three fiscal years, the high and low sales prices for our common stock and the sales price as a percentage of NAV. On December [    ], 2012, the last reported closing sale price of our common stock was $[            ] per share.

		Sales Price		Premium / (Discount) of High Sales Price to NAV (2)	Premium / (Discount) of Low Sales Price to NAV (2)
	NAV(1)	High	Low
Fiscal Year ended September 30, 2010
First Quarter	$11.92	$9.50	$7.50	(20)%	(37)%
Second Quarter	$12.10	$12.32	$7.10	2%	(41)%
Third Quarter	$11.81	$14.06	$9.58	19%	(19)%
Fourth Quarter	$11.85	$12.73	$10.15	7%	(14)%

Fiscal Year ended September 30, 2011
First Quarter	$11.74	$12.17	$10.83	4%	(8)%
Second Quarter	$11.18	$12.12	$10.46	8%	(6)%
Third Quarter	$10.34	$11.66	$9.22	13%	(11)%
Fourth Quarter	$10.16	$9.75	$6.86	(4)%	(32)%

Fiscal Year ended September 30, 2012
First Quarter	$9.90	$8.74	$6.46	(12)%	(35)%
Second Quarter	$9.62	$9.33	$7.69	(3)%	(20)%
Third Quarter	$8.91	$8.46	$7.30	(5)%	(18)%
Fourth Quarter	$8.98	$9.19	$7.86	(2)%	(12)%

(1)	NAV per share is determined as of the last day in the relevant quarter and, therefore, may not reflect the NAV per share on the date of the high and low sales prices during such quarter. The per share NAVs shown are based on outstanding shares at the end of each period.
(2)	Calculated as the difference between the NAV per share and the respective high or low sales price, divided by NAV per share.

The current volatility in the credit market and the uncertainty surrounding the U.S. economy has led to significant stock market fluctuations, particularly with respect to the stock of financial services companies like our Company. During times of increased price volatility, our common stock may be more likely to trade at a price below its NAV per share, which is not uncommon for BDCs like us. As noted above, however, the current market dislocation has created, and we believe will continue to create, favorable opportunities to invest in small businesses, including opportunities that we believe may increase NAV over the longer-term, even if financed with the issuance of common stock below NAV per share. We expect that attractive investment opportunities will require us to make an investment commitment quickly. Because we generally attempt to remain fully invested and do not intend to maintain cash for the purpose of making these investments, we may be unable to capitalize on investment opportunities presented to us unless we are able to quickly raise capital. We believe that stockholder approval of the proposal to issue and sell shares below NAV per share subject to the conditions detailed below will provide us with the flexibility to invest in such opportunities.

The Board believes that having the flexibility to issue and sell our common stock below NAV per share in certain instances is in the best interests of stockholders. If we are unable to access the capital markets as attractive investment opportunities arise, our ability to grow over time and continue to pay steady or increasing dividends to stockholders could be adversely affected. It could also have the effect of forcing us to sell assets that we would not otherwise sell, and such sales could occur at times that are disadvantageous to sell. The Board also believes that increasing our assets will lower our expense ratio by spreading our fixed costs over a larger asset base. The issuance and sale of additional common stock might also enhance the liquidity of our common stock on the NASDAQ. Additionally, while it is possible for a BDC to issue and sell its shares through a transferable rights offering at a price that is below NAV per share, such offerings may ultimately be at a discount greater than in an offering of our shares at a market price below our NAV per share, thus we believe that having the ability to issue and sell our common stock below NAV per share in accordance with the terms of this proposal would, in many instances, be preferable to such an issuance pursuant to a transferable rights offering.

Offerings Below NAV

Sales by us of our common stock at a discount from NAV per share pose potential risks for our existing stockholders whether or not they participate in an offering, as well as for new investors who participate in the offering. Any sale of common stock at a price below NAV per share would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro-rata basis.

The following three headings and accompanying tables explain and provide hypothetical examples on the impact of an offering of our common stock at a price less than NAV per share on three different types of investors:

•	existing common stockholders who do not purchase any shares in an offering;

•	existing common stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in an offering; and

•	new investors who become common stockholders by purchasing shares in an offering.

Impact on Existing Common Stockholders Who Do Not Participate in an Offering

Our existing common stockholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increase. Further, if current stockholders do not purchase sufficient shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted.

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that we have 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table illustrates the dilutive effect on a nonparticipating stockholder of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV) and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV). The prospectus or related prospectus supplement pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined NAV.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—
Decrease to NAV per Share
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share.	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.33)%
Dilution to Stockholder
Shares Held by Common Stockholder	10,000	10,000	—	10,000	—	10,000	—
Percentage Held by Common Stockholder	1.0%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%
Total Asset Values
Total NAV Held by Common Stockholder	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.33)%
Total Investment by Common Stockholder (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Common Stockholder (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(3,300)	—
Per Share Amounts
NAV Per Share Held by Common Stockholder	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Common Stockholder (Assumed to be $10.00 per Share on Shares Held prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Common Stockholder (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—
Percentage Dilution to Common Stockholder (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(3.33)%

Impact on Existing Stockholders Who Do Participate in an Offering

Our existing common stockholders who participate in an offering below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating common stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV dilution will decrease as the number of shares such common stockholder purchases increases. Existing common stockholders who buy more than such percentage will experience NAV dilution but will, in contrast to existing common stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to an offering. The level of accretion will increase as the excess number of shares such common stockholder purchases increases. Even a common stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of an offering and level of discount to NAV increases.

The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart for a common stockholder that acquires shares equal to (1) 50% of its proportionate share of an offering (i.e., 1,000 shares, which is 0.50% of an offering 200,000 shares rather than its 1% proportionate share) and (2) 150% of such percentage (i.e., 3,000 shares, which is 1.50% of an offering of 200,000 shares rather than its 1% proportionate share). The prospectus or related prospectus supplement pursuant to which any discounted offering is made will include a chart for this example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share. It is not possible to predict the level of market price decline that may occur.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$8.42	—	$8.42	—
Net Proceeds per Share to Issuer	—	$8.00	—	$8.00	—
Increases in Shares and Decrease to NAV per Share
Total Shares Outstanding	1,000,000	1,200,000	20.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.67	(3.33)%	$9.67	(3.33)%
Dilution/Accretion to Stockholder
Shares Held by Common Stockholder	10,000	11,000	10.00%	13,000	30.00%
Percentage Held by Common Stockholder	1.0%	0.92%	(8.33)%	1.08%	8.33%
Total Asset Values
Total NAV Held by Common Stockholder	$100,000	$106,333	6.33%	$125,667	25.67%
Total Investment by Common Stockholder (Assumed to be $10.00 per Share on Shares Held prior to Sale)	$100,000	$108,420	—	$125,260	—
Total Dilution/Accretion to Common Stockholder (Total NAV Less Total Investment)	—	(2,087)	—	$407	—
Per Share Amounts
NAV Per Share Held by Common Stockholder	—	$9.67	—	$9.67	—
Investment per Share Held by Common Stockholder (Assumed to be $10.00 per Share on Shares Held prior to Sale)	$10.00	$9.86	(1.44)%	$9.64	(3.65)%
Dilution/Accretion per Share Held by Common Stockholder (NAV per Share Less Investment per Share)	—	$(0.19)	—	$0.03	—
Percentage Dilution/Accretion to Common Stockholder (Dilution/Accretion per Share Divided by Investment per Share)	—	—	(1.92)%	—	0.32%

Impact on New Investors

Investors who are not currently common stockholders, but who participate in an offering below NAV and whose investment per share is greater than the resulting NAV per share (due to selling compensation and expenses paid by us) will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares. Investors who are not currently common stockholders and who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share due to selling compensation and expenses paid by the issuer being significantly less than the discount per share will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new common stockholder does not participate, in which case such new common stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of an offering and level of discounts increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same 5%, 10% and 20% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1%) of the common shares in the offering as the stockholder in the prior examples held immediately prior to the offering. The prospectus or related prospectus supplement pursuant to which any discounted offering is made will include a chart for this example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share. It is not possible to predict the level of market price decline that may occur.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.00	—	$9.47	—	$8.42	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—
Decrease to NAV per Share
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.33)%
Dilution/Accretion to Stockholder
Shares Held by Common Stockholder	—	500	—	1,000	—	2,000	—
Percentage Held by Common Stockholder	0.0%	0.05%	—	0.09%	—	0.17%	—
Total Asset Values
Total NAV Held by Common Stockholder	—	$4,990	—	$9,910	—	$19,340	—
Total Investment by Common Stockholder	—	$5,000	—	$9,470	—	$16,840	—
Total Dilution/Accretion to Common Stockholder (Total NAV Less Total Investment)	—	$(10)	—	$440	—	$2,500	—
Per Share Amounts
NAV Per Share Held by Common Stockholder	—	$9.98	—	$9.91	—	$9.67	—
Investment per Share Held by Common Stockholder	—	$10.00	—	$9.47	—	$8.42	—
Dilution/Accretion per Share Held by Common Stockholder (NAV per Share Less Investment per Share)	—	$(0.02)	—	$0.44	—	$1.25	—
Percentage Dilution/Accretion to Common Stockholder (Dilution/Accretion per Share Divided by Investment per Share)	—	—	(0.20)%	—	4.65%	—	14.85%

Conditions to Sales Below Net Asset Value

If this proposal is approved, we would not issue and sell our common stock below its per share NAV unless (i) the number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale, and (ii) our Board concludes that there are attractive near-term investment opportunities that we reasonably believe will lead to a long-term increase in NAV. In making such a determination, our Board will have a duty to act in the best interests of us and our stockholders. To the extent we issue and sell shares of our common stock below NAV per share in a publicly registered transaction, our market capitalization and the amount of our publicly tradable common stock will increase, thus affording all common stockholders potentially greater liquidity in the market for our shares.

If this proposal is approved, we will issue and sell shares of our common stock at a price below NAV per share only if a majority of our directors who have no financial interest in the issuance and sale, and a majority of such directors who are not interested persons of ours, have determined in good faith that (i) the sale is in the best interests of us and our stockholders and (ii) the price at which such securities are to be issued and sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount. This determination must be made in consultation with the underwriter or underwriters of the offering, if any, and as of a time immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such securities or immediately prior to the issuance of such securities.

Key Stockholder Considerations

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect on the NAV of the issuance and sale of shares of our common stock at a price less than the then current NAV per share and should also consider the effect that the expenses associated with such issuance and sale may have on the NAV per outstanding share of our common stock. Any issuance and sale of common stock at a price below NAV per share would result in an immediate dilution to existing common stockholders. If we issue and sell shares in accordance with the terms of this proposal, the resulting dilution could be substantial. This dilution would include reduction in the NAV per share of the outstanding common stock as a result of the issuance and sale of shares at a price below the then current NAV per share and a proportionately greater decrease in a stockholder’s interest in our earnings and assets, and in voting interests, than the increase in our assets resulting from such issuance and sale. In addition, any payment of underwriting compensation could further increase the dilution. Our Board will consider the potential dilutive effect of the issuance and sale of shares in accordance with this proposal when considering whether to authorize any such issuance and sale. It should be noted that the maximum number of shares that we could issue and sell at a per share price below NAV per share pursuant to this authority would be limited to 25% of our then outstanding common stock immediately prior to each such sale.

The 1940 Act establishes a connection between common share sale price and NAV per share because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of common stock proposed to be authorized for issuance, and thus any future issuance of common stock at a price below NAV per share will dilute a stockholder’s holdings of common stock as a percentage of the stockholder’s percentage interest. Further, if the stockholder does not purchase any shares to maintain the stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then current NAV, the stockholder’s voting power will be diluted.

Required Vote

The affirmative vote of each of the following is required to approve this proposal: (1) a majority of our outstanding voting securities; and (2) a majority of our outstanding voting securities that are not held by affiliated persons of the Company. The outstanding common and preferred stock voting together as a single class represent our outstanding voting securities. For purposes of this proposal, the 1940 Act defines a majority of the outstanding voting securities as the vote of the lesser of: (1) 67% or more of the voting securities of the Company present at the annual meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company. Each abstention will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, which will audit the Company’s financial statements for the fiscal year ending September 30, 2013. PwC has audited the Company’s financial statements since its fiscal year ended September 30, 2003. The Audit Committee, in its discretion and subject to approval by our Board in accordance with the 1940 Act, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of PwC are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate amount of fees capitalized or expensed by the Company for the fiscal years ended September 30, 2011 and September 30, 2012 that were billed by PwC, our principal independent registered public accounting firm.

Subject to Completion

	2011			2012
Audit Fees	$	[	]	$	[	]
Audit-related Fees	$	[	]	$	[	]
Tax Fees	$	[	]	$	[	]
All Other Fees	$	[	]	$	[	]

Total	$	[	]	$	[	]

Audit Fees. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Fees. Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

Tax Fees. Tax fees include corporate and subsidiary compliance and consulting.

All Other Fees. Fees for other services would include fees for products and services other than the services reported above, including any non-audit fees.

All fees described above were approved by the Audit Committee. During the fiscal year ended September 30, 2012, the aggregate non-audit fees paid to PwC for services rendered to our Adviser and any entity controlling, controlled by or under common control with our Adviser that provides ongoing services to the Company was $[            ]. These fees were primarily for professional services rendered to our Adviser for tax services. The Audit Committee has considered whether, and believes that, the rendering of these services to our Adviser is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PwC. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services currently being provided by PwC is compatible with maintaining the independent registered public accounting firm’s independence.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Subject to Completion

The following table sets forth certain information regarding the ownership of our common and preferred stock of the Company as of December [    ], 2012, by: (i) each current director; (ii) each of our executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. [None of our executive officers or directors own shares of our 7.125% Series 2016 Term Preferred Stock, or Term Preferred Stock, and, to our knowledge, no person beneficially owns more than 5% of our Term Preferred Stock.] Except as otherwise noted, the address of the individuals below is c/o Gladstone Capital Corporation, 1521 Westbranch Drive, Suite 200, McLean, VA 22102. As of December [    ], 2012, no independent director (or his/her immediate family members) owned securities of our Adviser.

Beneficial Ownership of Common Stock(1)(2)
Name and Address	Number of Common Shares	Percent of Total
Directors:
David Gladstone
Terry Lee Brubaker
George Stelljes III
Anthony W. Parker
David A.R. Dullum
Michela A. English
Paul W. Adelgren
John H. Outland
John Reilly
Terry Earhart
Named Executive Officer:
David Watson

All executive officers and directors as a group (12 persons)

*	Less than 1%
(1)	This table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on [ ] shares of common stock outstanding on December [ ], 2012. No executive officers or directors held shares of our preferred stock as of December [ ], 2012, nor was anyone a principal stockholder of our preferred stock on such date.
(2)	Ownership calculated in accordance with Rule 16a-1(a)(2) of the 1934 Act.

The following table sets forth, as of December [    ], 2012, the dollar range of equity securities that are beneficially owned by each of our directors in the Company and in Gladstone Investment Corporation, our affiliate and a business development company, which is also externally managed by our Adviser.

Name	Dollar Range of Equity Securities of the Company Owned by Directors or Nominees(1)(2)	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies(1)(2)
Interested Directors:
David Gladstone
Terry Lee Brubaker
George Stelljes III
David A.R. Dullum

Independent Directors:
Anthony Parker
Michela A. English
Paul W. Adelgren
John H. Outland
John Reilly
Terry Earhart

(1)	Ownership is calculated in accordance with Rule 16a-1(a)(2) of the 1934 Act.
(2)	The dollar range of equity securities beneficially owned is calculated by multiplying the closing price of the respective class as reported on The NASDAQ Global Select Market as of December [ ], 2012, by the number of shares of the respective class so beneficially owned and aggregated accordingly.

Gladstone Commercial Corporation, our affiliate and a real estate investment trust, is also managed by our Adviser. The following table sets forth certain information regarding the ownership of the common and preferred stock of Gladstone Commercial as of December [    ], 2012, by each independent incumbent director and nominee. As of December [    ], 2012, none of our independent directors owns any class of stock of Gladstone Commercial Corporation, other than those classes listed below.

Name	Number of Common Shares	Percent of Class of Common Shares	Number of 7.125% Series C Cumulative Term Preferred Stock	Percent of Class of Term Preferred Shares	Value of Securities ($)(1)
Independent Directors:
John Reilly
Michela A. English
Paul W. Adelgren
John H. Outland
Anthony Parker
Terry Earhart

*	Less than 1%

(1)	Ownership calculated in accordance with Rule 16a-1(a)(2) of the 1934 Act. The value of securities beneficially owned is calculated by multiplying the closing price of the respective class as reported on The NASDAQ Global Select Market as of December [ ], 2012, by the number of shares of the respective class so beneficially owned and aggregated accordingly.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended September 30, 2012, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with the exception of a Form 4 filed on February 28, 2012 by Melissa Morrison for the purchase of 125 shares of common stock on February 23, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Our chief executive officer, chief operating officer, chief investment officer, chief financial officer and treasurer and chief accounting officer are salaried employees of either our Adviser or our Administrator, which are affiliates of ours. Our Adviser and Administrator pay the salaries and other employee benefits of the persons in their respective organizations that render services for us. These services have been and continue to be provided pursuant to the terms of the Advisory Agreement and the Administration Agreement, as applicable.

Compensation Philosophy

For our long-term success and enhancement of long-term stockholder value, we depend on the management and analytical abilities of our executive officers, who are employees of, and are compensated by, our Adviser and Administrator. During the last fiscal year, we implemented our philosophies of attracting, retaining and rewarding executive officers and others who contribute to our long-term success and motivating them to enhance stockholder value through our Compensation Committee’s oversight of our Adviser’s compensation practices under the terms of the Advisory Agreement. The key elements of our compensation philosophy include:

•	ensuring that base salary paid to our executive officers is competitive with other leading companies with which we compete for talented investment professionals;

•

ensuring that bonuses paid to our executive officers are sufficient to provide motivation to achieve our principal business and investment goals and to bring total compensation to competitive levels; and

•	providing incentives to ensure that our executive officers are motivated over the long term to achieve our business and investment objectives.

Base Salary and Bonuses

During the fiscal year ended September 30, 2012, the Compensation Committee fulfilled its oversight role by reviewing the Advisory Agreement to determine whether the fees paid to our Adviser were in the best interests of the stockholders. The Compensation Committee has also reviewed the performance of our Adviser to determine whether the compensation paid to our executive officers was reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory Agreement were being satisfactorily performed. Specifically, the committee considered factors such as:

•	the amount of the fees paid to our Adviser in relation to our size and the composition and performance of our investments;

•	our Adviser’s ability to hire, train, supervise and manage new employees as needed to effectively manage our future growth;

•	the success of our Adviser in generating appropriate investment opportunities;

•	rates charged to other investment entities by advisers performing similar services;

•	additional revenues realized by our Adviser and its affiliates through their relationship with us, whether paid by us or by others with whom we do business;

•	the value of our assets each quarter;

•	the quality and extent of service and advice furnished by our Adviser;

•	the quality of our portfolio relative to the investments generated by our Adviser for its other clients; and

•

the extent to which our Adviser’s performance helped us to achieve our principal business and investment objectives of generating income for our stockholders in the form of quarterly cash distributions that grow over time and increasing the value of our common stock.

The Compensation Committee’s oversight role also includes review of the above-described factors with regard to our Administrator’s performance under the Administration Agreement. Our Board may, pursuant to the terms of each of the Advisory and Administration Agreements, terminate either of the agreements at any time and without penalty, upon sixty days’ prior written notice to our Adviser or our Administrator, as applicable. In the event of an unfavorable periodic review of the performance of our Adviser or our Administrator in accordance with the criteria set forth above, the Compensation Committee would provide a report to our Board of its findings and provide suggestions of remedial measures, if any, to be sought from our Adviser or our Administrator, as applicable. If such recommendations are, in the future, made by the Compensation Committee and are not implemented to the satisfaction of the Compensation Committee, it may recommend exercise of our termination rights under the Advisory Agreement or Administration Agreement.

Long-Term Incentives

The Compensation Committee believes that the incentive structure provided for under the Advisory Agreement is an effective means of creating long-term stockholder value and promoting executive retention.

In addition to a base management fee, the Advisory Agreement includes incentive fees that we pay to our Adviser if our performance reaches certain benchmarks. These incentive fees are intended to provide an additional incentive for our Adviser to achieve targeted levels of net investment income and to increase distributions to our stockholders. The incentive fee consists of two parts: an income-based incentive fee and a capital gains incentive fee. The income-based incentive fee rewards our Adviser if our quarterly net investment income (before giving effect to any incentive fee) exceeds 1.75% of our net assets (the “hurdle rate”). We pay our Adviser an income incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate (7% annualized);

•

100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

•	20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

The second part of the incentive fee is a capital gains incentive fee that is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains as of the end of the fiscal year. In determining the capital gains incentive fee payable to our Adviser, we calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since our inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in our portfolio.

Income realized by our Adviser from any such incentive fees will be paid by our Adviser to eligible employees in amounts based on their respective contributions to our success in meeting our goals. This incentive compensation structure is designed to create a direct relationship between the compensation of our executive officers and other employees of our Adviser and the income and capital gains realized by us as a result of their efforts on our behalf. We believe that this structure rewards our executive officers and other employees of our Adviser for the accomplishment of long-term goals consistent with the interests of our stockholders.

Personal Benefits Policies

Our executive officers are not entitled to operate under different standards than other employees of our Adviser and our Administrator who work on our behalf. Our Adviser and Administrator do not have programs for providing personal benefit perquisites to executive officers, such as permanent lodging, personal use of company vehicles, or defraying the cost of personal entertainment or family travel. Our Adviser’s and Administrator’s health care and other insurance programs are the same for all of its eligible employees, including our executive officers. We expect our executive officers to be exemplars under our Code of Business Conduct and Ethics, which is applicable to all employees of our Adviser and Administrator who work on our behalf.

Executive Compensation

None of our executive officers receive direct compensation from us. We do not currently have any employees and do not expect to have any employees in the foreseeable future. The services necessary for the operation of our business are provided to us by our officers and the other employees of our Adviser and Administrator, pursuant to the terms of the Advisory and Administration Agreements, respectively. Mr. Gladstone, our chairman and chief executive officer, Mr. Brubaker, our vice chairman, chief operating officer and secretary, and Mr. Stelljes, our president and chief investment officer, are all employees of and compensated directly by our Adviser. Mr. Watson, our current chief financial officer and treasurer is an employee of our Administrator. Under the Administration Agreement, we reimbursed our Administrator for our allocable portion of the salary of Mr. Watson. During our last fiscal year, our allocable portion of Mr. Watson’s compensation paid by our Administrator was $45,186.12 of his salary, $17,406.40 of his bonus, and $7,483.77 of the cost of his benefits.

Employment Agreements

Because our executive officers are employees of our Adviser and our Administrator, we do not pay cash compensation to them directly in return for their services to us and we do not have employment agreements with any of our executive officers. Pursuant to the terms of the Administration Agreement, we make payments equal to our allocable portion of our Administrator’s overhead expenses in performing its obligations under the Administration Agreement including, but not limited to, our allocable portion of the salaries and benefits expenses of our chief financial officer and treasurer. For additional information regarding this arrangement, see “Certain Transactions.”

Equity, Post-Employment, Non-Qualified Deferred and Change-In-Control Compensation

We do not offer stock options, any other form of equity compensation, pension benefits, non-qualified deferred compensation benefits, or termination or change-in-control payments to any of our executive officers.

Conclusion

We believe that the elements of the Adviser’s and the Administrator’s compensation programs individually and in the aggregate strongly support and reflect the strategic priorities on which we have based our compensation philosophy. Through the incentive structure of the Advisory Agreement described above, a significant portion of their compensation programs have been, and continue to be contingent on our performance, and realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of paying for performance that increases stockholder value. The

Compensation Committee will continue its work to ensure that this commitment is reflected in a total executive compensation program that enables the Adviser and the Administrator to remain competitive in the market for talented executives.

Director Compensation

The following table shows for the fiscal year ended September 30, 2012 certain information with respect to the compensation of all our non-employee directors:

DIRECTOR COMPENSATION FOR FISCAL 2012

Name	Aggregate Compensation from Fund	Total Compensation from Fund and Fund Complex Paid to Directors(1)
Paul W. Adelgren	$33,000	$101,000
Michela A. English	$33,000	$99,000
Terry Earhart(2)	$0	$0
John H. Outland	$33,000	$101,000
Anthony W. Parker	$36,000	$107,000
John Reilly	$33,000	$78,000

(1)	Includes compensation the director received from Gladstone Investment Corporation, as part of our Fund Complex. Also includes compensation the director received from Gladstone Commercial Corporation, our affiliate and a real estate investment trust, although not part of our Fund Complex.

(2)	Mr. Earhart became a director of the Company and Gladstone Investment Corporation after our 2012 fiscal year.

As compensation for serving on our Board, each of our independent directors receives an annual fee of $20,000, an additional $1,000 for each Board meeting attended, and an additional $1,000 for each committee meeting attended if such committee meeting takes place on a day other than when the full Board meets. In addition, the chairperson of the Audit Committee receives an annual fee of $3,000, and the chairpersons of each of the Compensation and Ethics Committees receive annual fees of $1,000 for their additional services in these capacities. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

We do not pay any compensation to directors who also serve as our officers, or as officers or directors of our Adviser or our Administrator, in consideration for their service to us. Our Board may change the compensation of our independent directors in its discretion. None of our independent directors received any compensation from us during the fiscal year ended September 30, 2012 other than for Board or committee service and meeting fees.

CERTAIN RELATED PARTY TRANSACTIONS

Advisory and Administration Agreements

Under the Advisory Agreement, our Adviser is responsible for our day-to-day operations and administration, record keeping and regulatory compliance functions. Specifically, these responsibilities included identifying, evaluating, negotiating and consummating all investment transactions consistent with our investment objectives and criteria; providing us with all required records and regular reports to our Board concerning our Adviser’s efforts on our behalf; and maintaining compliance with all regulatory requirements applicable to us. The base management fee under the Advisory Agreement is assessed at an annual rate of 2.0% computed on the basis of the average value of our gross assets at the end of the two most recently completed quarters, which are total assets, including investments made with proceeds of borrowings, less any uninvested cash or cash equivalents resulting from borrowings. The Advisory Agreement also provides for an incentive fee, which consists of two parts: an income-based incentive fee and a capital gains-based incentive fee. The income-based incentive fee rewards our Adviser if our quarterly net investment income (before giving effect to any incentive fee) exceeds 1.75% of our net assets (the “hurdle rate”). We pay our Adviser an income-based incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate (7% annualized);

•

100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

•	20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

The second part of the incentive fee is a capital gains-based incentive fee that is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains as of the end of the fiscal year. In determining the capital gains-based incentive fee payable to our Adviser, we calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since our inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in our portfolio.

Under the Administration Agreement, we pay separately for administrative services, which payments are equal to our allocable portion of our Administrator’s overhead expenses in performing its obligations under the Administration Agreement, including rent for the space occupied by our Administrator, and our allocable portion of the salaries, bonuses, and benefits expenses of our chief financial officer, treasurer, chief compliance officer, internal counsel and controller and their respective staffs.

Our Adviser is controlled by David Gladstone, the chairman of our Board and our chief executive officer. Mr. Gladstone is also the chairman of the Board of Directors and chief executive officer of our Adviser. Terry Lee Brubaker, our vice chairman, chief operating officer, secretary and director, is a member of the Board of Directors of our Adviser and its vice chairman, chief operating officer and secretary. George Stelljes III, our president and chief investment officer, is also a member of the Board of Directors of our Adviser and its president and chief investment officer.

During the fiscal year ended September 30, 2012, we incurred total fees of approximately $6,204,314 to our Adviser under the Advisory Agreement and approximately $752,971 to our Administrator under the Administration Agreement.

The principal executive office of each of the Adviser and the Administrator is located at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102.

Loan Servicing Agreement

Our Adviser services our loan portfolio pursuant to a loan servicing agreement with our wholly owned subsidiary, Gladstone Business Loan, LLC (“Business Loan”), in return for a 1.5% annual fee, based on the monthly aggregate outstanding loan balance of the loans pledged under our credit facility. Loan servicing fees paid to our Adviser under this agreement directly reduce the amount of fees payable under the Advisory Agreement. Loan servicing fees of approximately $3,603,902 were incurred for the fiscal year ended September 30, 2012, all of which were directly credited against the amount of the base management fee due to our Adviser under the Advisory Agreement.

Loans

At September 30, 2012, the Company had a loan to Mr. Gladstone with a remaining outstanding principal amount of $2,749,004, which was due and payable in cash on August 23, 2010 and, because the loan was not repaid entirely on its due date, it is currently in default. Mr. Gladstone paid down a total of $3,150,000 of the principal balance during the fiscal year ended September 30, 2011 and $1,000 of the principal balance during the fiscal year ended September 2012, from the original principal amount of $5,900,010. In connection with these 2011 payments, the Company released its first priority security interest on 210,000 shares of Mr. Gladstone’s pledged shares of common stock of the Company on this loan, leaving a balance of 183,334 shares in pledged collateral from Mr. Gladstone as of September 30, 2012. This loan was originally issued in connection with the exercise of stock options by Mr. Gladstone under our former Amended and Restated 2001 Equity Incentive Plan, as amended, which was terminated on September 30, 2006 (the “2001 Plan”), and the loan was made on terms available to all eligible participants under the 2001 Plan. The loan is evidenced by a full recourse promissory note secured by the shares of common stock of the Company purchased upon the exercise of the options as well as additional collateral. The interest rate on the loan is 4.9% per annum, plus an additional 2.0% per annum for periods following the date of default. By way of comparison, the effective interest rate for our line of credit for the fiscal year ended September 30, 2012 was 6.0%. Interest is due quarterly and Mr. Gladstone has made each of his quarterly interest payments to date. The Sarbanes-Oxley Act of 2002 prohibits us from making loans to our executive officers, although certain loans outstanding prior to July 30, 2002, including the promissory note we received from Mr. Gladstone on August 23, 2001, were expressly exempted from this prohibition. In addition, this loan meets the requirements set forth in Section 57(j) of the 1940 Act.

Also at September 30, 2012, we had one loan outstanding to Laura Gladstone, a managing director of our Adviser and the daughter of Mr. Gladstone, in the remaining principal amount of $275,010. This loan is due on July 13, 2015 and accrues interest at 8.26% per annum. Interest on this loan is due quarterly and Ms. Gladstone has made each of her quarterly interest payments to date. A second loan in the original principal amount of $275,010 was due on August 23, 2010 and had gone into default. Ms. Gladstone paid off this loan in full in September, 2012. A third loan to Ms. Gladstone in the original principal amount of $199,980 was paid off in September 2012, prior to its due date of July 13, 2015. These loans were evidenced by full recourse promissory notes and issued in connection with the exercise of stock options under the 2001 Plan by Ms. Gladstone. They were made on terms available to all eligible participants under the 2001 Plan. The remaining loan is secured by the shares of common stock purchased upon the exercise of the options. These loans meet the requirements set forth in Section 57(j) of the 1940 Act. Mr. Gladstone has not received, nor will he receive in the future, any direct or indirect benefit from these loans.

In satisfaction of 1940 Act requirements, the loans are fully collateralized at all times.

On September 7, 2010, each of Mr. Gladstone and Ms. Gladstone executed a redemption agreement with us, each of which provides that, pursuant to the terms and conditions thereof, we will automatically accept and retire the shares of our common stock pledged as collateral for their loans in partial or full satisfaction, as applicable, of Mr. Gladstone’s or Ms. Gladstone’s obligations to us under the loans that are in default at such time that the trading price of our common stock reaches $15 per share, if ever. In entering into the redemption agreements, we reserved all of our existing rights under the promissory notes and related pledge agreements, including but not limited to the ability to foreclose on the shares of common stock pledged as collateral for the loans, or additional pledged collateral, at any time.

Conflict of Interest Policy

We have adopted policies to reduce potential conflicts of interest. In addition, our directors are subject to certain provisions of Delaware law that are designed to minimize conflicts. Under our current conflict of interest policy, without the approval of a “required majority,” as defined under the 1940 Act, which means both a majority of directors who have no financial interest in the transaction and a majority of directors who are not interested persons of ours, we will not:

•	acquire from or sell to any of our officers, directors or employees, or any entity in which any of our officers, directors or employees has an interest of more than 5%, any assets or other property;

•	borrow from any of our directors, officers or employees, or any entity in which any of our officers, directors or employees has an interest of more than 5%; or

•

engage in any other transaction with any of our directors, officers or employees, or any entity in which any of our directors, officers or employees has an interest of more than 5% (except that our Adviser may lease office space in a building that we own, provided that the rental rate under the lease is determined by our independent directors to be at a fair market rate).

Where allowed by applicable rules and regulations, from time to time we may enter into transactions with our Adviser or one or more of its affiliates. A required majority of our directors, as defined under the 1940 Act, must approve all such transactions with our Adviser or its affiliates.

Indemnification

In our articles of incorporation and bylaws, we have agreed to indemnify certain officers and directors by providing, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, to the fullest extent permitted under Maryland law and our bylaws. Notwithstanding the foregoing, the indemnification provisions shall not protect any officer or director from liability to us or our stockholders as a result of any action that would constitute willful misfeasance, bad faith or gross negligence in the performance of such officer’s or director’s duties, or reckless disregard of his or her obligations and duties.

Each of the Advisory and Administration Agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations (as the same may be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder), our Adviser, our Administrator and their respective officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s or Administrator’s services under the Advisory or Administration Agreements or otherwise as an investment adviser of ours.

PROXY VOTING POLICIES AND PROCEDURES

We have delegated our proxy voting responsibility to the Adviser. The proxy voting policies and procedures of the Adviser are set out below. The guidelines are reviewed periodically by the Adviser and our directors who are not “interested persons,” and, accordingly, are subject to change.

Introduction

As an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Adviser has a fiduciary duty to act solely in our best interests. As part of this duty, the Adviser recognizes that it must vote our securities in a timely manner free of conflicts of interest and in our best interests.

The Adviser’s policies and procedures for voting proxies for its investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

The Adviser votes proxies relating to our portfolio securities in what it perceives to be the best interest of our stockholders. The Adviser reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its effect on the portfolio securities we hold. In most cases the Adviser will vote in favor of proposals that the Adviser believes are likely to increase the value of the portfolio securities we hold.

Although the Adviser will generally vote against proposals that may have a negative effect on our portfolio securities, the Adviser may vote for such a proposal if there exist compelling long-term reasons to do so.

Our proxy voting decisions are made by our Adviser’s portfolio managers. To ensure that the Adviser’s vote is not the product of a conflict of interest, the Adviser requires that (1) anyone involved in the decision-making process disclose to our Adviser’s investment committee any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (2) employees involved in the decision-making process or vote administration are prohibited from revealing how the Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties. Where conflicts of interest may be present, the Adviser will disclose such conflicts to us, including our independent directors and may request guidance from us on how to vote such proxies.

Proxy Voting Records

You may obtain information without charge about how the Adviser voted proxies by making a written request for proxy voting information to:

Michael LiCalsi, Internal Counsel and Secretary

c/o Gladstone Capital Corporation

1521 Westbranch Dr., Suite 200

McLean, VA 22102

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Gladstone Capital Corporation stockholders will be “householding” our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker. Direct your written request to Investor Relations at 1521 Westbranch Drive, Suite 200, McLean, Virginia, 22102 or call our toll-free investor relations line at 1-866-366-5745. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Michael LiCalsi
Secretary

December 14, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice & Proxy Statement, Annual Report is/are available atwww.proxyvote.com. GLADSTONE CAPITAL CORPORATIONPROXY SOLICITED BY THE BOARD OF DIRECTORSFOR THE 2013 ANNUAL MEETING OF STOCKHOLDERSTO BE HELD ON FEBRUARY 14, 2013 PROXY FOR COMMON SHARESThe undersigned hereby appoints David Watson and George Stelljes III, and each of them acting individually, as attorneys and proxies of theundersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Capital Corporation which the undersigned may beentitled to vote at the 2013 Annual Meeting of Stockholders of Gladstone Capital Corporation to be held at the Hilton Mclean Tysons Cornerat 7920 Jones Branch Drive, McLean, VA 22102, on Thursday, February 14, 2013 at 11:00a.m. (local time), and at any and allpostponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon andin respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all othermatters that may properly come before the meeting.Unless a contrary direction is indicated, this proxy will be voted in favor of each of the nominees listed in Proposal 1 and in favor ofProposal 2 as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted inaccordance therewith.For address change/comments, please contact Investor Relations at 1-866-366-5745 or send an email toinfo@gladstonecompanies.com. Continued and to be signed on reverse side 0000152275_2 R1.0.0.11699

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
a. David Gladstone	☐	☐	☐
b. Paul Adelgren	☐	☐	☐
c. John Outland	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000152275_1 R1.0.0.11699

GLADSTONE CAPITAL CORPORATION1521 WESTBRANCH DRIVE, SUITE 200MCLEAN, VA 22102 VOTE BY INTERNET—www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the cut-off date ormeeting date. Have your proxy card in hand when you access the web site andfollow the instructions to obtain your records and to create an electronic votinginstruction form.Electronic Delivery of Future PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: 0 0 0 0 0 0 0 0 0 0 0 0The Board of Directors recommends you vote FOR the following:ForAgainstAbstain1. Election of Directors Nomineesa. David Gladstoneb. Paul Adelgrenc. John OutlandThe Board of Directors recommends you vote FOR the following proposal:ForAgainstAbstain2. To approve a proposal to authorize us, with the approval of our Board of Directors, to issue and sell shares of our common stock(during the next 12 months) at a price below its then current net asset value per share subject to certain limitations set forth herein(including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale).NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name, by authorized officer. Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX]DateDate 0000152275_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice & Proxy Statement, Annual Report is/are available atwww.proxyvote.com. GLADSTONE CAPITAL CORPORATIONPROXY SOLICITED BY THE BOARD OF DIRECTORSFOR THE 2013 ANNUAL MEETING OF STOCKHOLDERSTO BE HELD ON FEBRUARY 14, 2013 PROXY FOR PREFERRED SHARESThe undersigned hereby appoints David Watson and George Stelljes III, and each of them acting individually, as attorneys and proxies of theundersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Capital Corporation which the undersigned may beentitled to vote at the 2013 Annual Meeting of Stockholders of Gladstone Capital Corporation to be held at the Hilton Mclean Tysons Cornerat 7920 Jones Branch Drive, McLean, VA 22102, on Thursday, February 14, 2013 at 11:00 a.m. (local time), and at any and allpostponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon andin respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all othermatters that may properly come before the meeting.Unless a contrary direction is indicated, this proxy will be voted in favor of each of the nominees listed in Proposal 1 and in favor ofProposal 2 as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted inaccordance therewith.For address change/comments, please contact Investor Relations at 1-866-366-5745 or send an email toinfo@gladstonecompanies.com. Continued and to be signed on reverse side 0000152276_2 R1.0.0.11699

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

1. Election of Directors

Nominees	For	Against	Abstain
a. David Gladstone	☐	☐	☐
b. Paul Adelgren	☐	☐	☐
c. John Outland	☐	☐	☐
d. Terry Earhart	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000152276_1 R1.0.0.11699

GLADSTONE CAPITAL CORPORATION1521 WESTBRANCH DRIVE, SUITE 200MCLEAN, VA 22102 VOTE BY INTERNET—www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the cut-off date ormeeting date. Have your proxy card in hand when you access the web site andfollow the instructions to obtain your records and to create an electronic votinginstruction form.Electronic Delivery of Future PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0The Board of Directors recommends you vote FOR the following:ForAgainstAbstain1. Election of Directors Nomineesa. David Gladstoneb. Paul Adelgrenc. John Outlandd. Terry EarhartThe Board of Directors recommends you vote FOR the following proposal:ForAgainstAbstain2. To approve a proposal to authorize us, with the approval of our Board of Directors, to issue and sell shares of our common stock(during the next 12 months) at a price below its then current net asset value per share subject to certain limitations set forth herein(including, without limitation, that the number of shares issued and sold pursuant to such authority does not exceed 25% of our then outstanding common stock immediately prior to each such sale).NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation orpartnership, please sign in full corporate or partnership name, by authorized officer. Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX]DateDate 0000152276_1 R1.0.0.11699